SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               GENERAL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

[LOGO] GENERAL MILLS                      NOTICE OF

                                          2000 ANNUAL MEETING

                                          OF STOCKHOLDERS

                                          AND PROXY STATEMENT





                                          MEETING DATE:

                                          Monday, September 25, 2000
                                          at 11 a.m. (CDT)



                                          MEETING PLACE:

                                          Children's Theatre Company
                                          2400 Third Avenue South
                                          Minneapolis, Minnesota

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


                                                       GENERAL MILLS, INC.
                                                       P.O. Box 1113
                                                       Minneapolis, MN 55440

                                                       STEPHEN W. SANGER
                                                       Chairman of the Board and
                                                       Chief Executive Officer


[LOGO] GENERAL MILLS



August 18, 2000




Dear Stockholder:

It is my pleasure to invite you to General Mills' 2000 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Monday, September 25, 2000, at 11 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Notice of Annual Meeting of Stockholders and Proxy Statement and give a current report on the Company's business operations and our pending acquisition of The Pillsbury Company. There also will be time for questions. We expect the meeting to adjourn at about 12:15 p.m.

This booklet includes the Notice of Annual Meeting as well as Proxy Statement, which provides information about General Mills in addition to describing the business we will conduct at the meeting.

WE HOPE YOU WILL BE ABLE TO ATTEND THE ANNUAL MEETING. IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE COMPANY SECRETARY AT THE ADDRESS ABOVE. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET (SEE THE INSTRUCTIONS ON THE PROXY
CARD), OR SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

Sincerely,

/s/ S.W. Sanger

                               TABLE OF CONTENTS
                                                                            PAGE

Notice of 2000 Annual Meeting of Stockholders...............................  iv

Questions and Answers about the Annual Meeting and Voting...................   1

Proposals You May Vote On...................................................   5

Information about Nominees for the Board of Directors.......................   7

Corporate Governance at General Mills.......................................  10

Board Committees and Their Functions........................................  11

Director Compensation.......................................................  13

Stock Ownership of General Mills Directors and Officers.....................  14

Description of the Amended and Restated General Mills, Inc., Executive
 Incentive Plan.............................................................  15

Shareholder Proposal on Genetic Engineering in Food Products................  17

Shareholder Proposal on Global Workers' Rights Standard.....................  18

Total Return to Stockholders................................................  20

Report of Compensation Committee on Executive Compensation..................  22

Executive Compensation......................................................  25

  Summary Compensation Table................................................  25

  Option Grants in Last Fiscal Year.........................................  26

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
   Option Values............................................................  27

  Defined Benefit Retirement Plan...........................................  27

  Change of Control Arrangements............................................  28

Other Matters...............................................................  28

  Section 16(a): Beneficial Ownership Reporting Compliance..................  28

  Costs of Solicitation.....................................................  28

  Annual Report.............................................................  28

Appendix.................................................................... A-1

                                                           GENERAL MILLS, INC.
                                                           P.O. Box 1113
                                                           Minneapolis, MN 55440

                                                           Siri S. Marshall
                                                           Secretary


[LOGO] GENERAL MILLS


                                    NOTICE OF
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 2000


August 18, 2000



Dear Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc., will be held on Monday, September 25, 2000, at 11 a.m., Central Daylight Time, in the auditorium of the Children's Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. The purpose of the meeting is to:

1.   Elect 11 directors;

2.   Approve KPMG LLP as General Mills' independent auditors for fiscal 2001;

3.   Adopt an amended and restated General Mills, Inc., Executive Incentive
     Plan;

4. Act on a stockholder proposal concerning genetically modified organisms, if presented;

5. Act on a stockholder proposal concerning global workplace labor standards, if presented; and

6.   Act on any other proper business of the meeting.

The record date for the annual meeting is July 27, 2000. If you held General Mills stock at the close of business on that date, or, on that date still held shares of Ralcorp Holdings, Inc. common stock that can be exchanged for General Mills stock as a result of the acquisition of the Ralcorp branded cereal and snack businesses by General Mills, you can vote at the annual meeting.

At the meeting, we also will report on General Mills' 2000 business results and other matters of interest to stockholders, including our pending acquisition of The Pillsbury Company. We are not requesting a proxy in connection with the acquisition at this time. A separate proxy statement fully describing the acquisition transaction and asking for your proxy vote on certain related items will be mailed prior to the special stockholders meeting we will call in the coming weeks.

Sincerely,


/s/ Siri S. Marshall

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


                              GENERAL MILLS, INC.,
                                 PROXY STATEMENT
                     FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                           MONDAY, SEPTEMBER 25, 2000

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:   WHY DID I RECEIVE THIS PROXY STATEMENT?
A: Because you are a General Mills stockholder as of the record date and are entitled to vote at the 2000 Annual Meeting of Stockholders, the Board of Directors is soliciting your proxy to vote at the meeting.

     This Proxy Statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. The Proxy Statement and proxy card were first mailed to stockholders on or about August 18, 2000.

Q:   WHAT AM I VOTING ON?
A:   1.   The election of directors;
     2. The approval of the appointment of our independent auditors for fiscal 2001; and
     3.   The amendment and restatement of the Executive Incentive Plan (EIP).

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS, FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001 AND FOR AMENDING AND RESTATING THE EIP.

     4. A stockholder proposal concerning genetically modified organisms (if presented); and
     5. A stockholder proposal concerning global workplace labor standards (if presented).

     THE BOARD RECOMMENDS A VOTE AGAINST EACH OF THESE STOCKHOLDER PROPOSALS.

Q:   WHO IS ENTITLED TO VOTE?
A: Record holders of General Mills common stock on July 27, 2000, and holders of Ralcorp Holdings, Inc. common stock eligible to be exchanged for General Mills common stock may vote at the meeting. On July 27, 2000, 283,626,015 shares of common stock, including 26,964 shares of General Mills common stock set aside for the exchange of 91,904 shares of Ralcorp Holdings, Inc. common stock, were outstanding. The shares of common stock in the Company's treasury on that date will not be voted.

Q:   HOW DO I VOTE?
A: If you are a shareholder of record or hold stock through the General Mills Savings Plan, you may vote using any of the following methods:

     * Via the Internet, by going to the Web address http://www.eproxy.com/gis/ and following the instructions for Internet voting on the proxy card;

     * By dialing 1-800-240-6326 and following the instructions for telephone voting on the proxy card;

     *    By completing and mailing your proxy card; or

     *    By casting your vote in person at the meeting.

     Telephone and Internet voting facilities for shareholders of record will close at noon EDT on Sunday, September 24, 2000.

     If you return your signed proxy card or use Internet or telephone voting before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for 1) all of the nominees, 2) none of the nominees or 3) all of the nominees except those you designate. See Item No. 1 on page 5 and Information About Nominees for the Board of Directors beginning on page 7. For the other items, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

     ---------------------------------------------------------------------------
     If you do not specify on your returned proxy card or through Internet or telephone prompts how you want to vote your shares, we will vote them for the election of all director nominees, for approval of the auditors, for the amendment and restatement of the EIP and against each of the stockholder proposals.
     ---------------------------------------------------------------------------

     If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

     We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker to vote at the meeting.

Q:   WHAT IF I CHANGE MY MIND AFTER I VOTE MY SHARES?
A:   You can revoke your proxy at any time before it is voted at the meeting by:

     *    Sending written notice of revocation to the Company Secretary;

     * Submitting a new proper proxy by telephone, Internet or paper ballot after the revoked proxy; or

     *    Attending the annual meeting and voting in person.

     You also may be represented by another person at the meeting by executing a proper proxy designating that person.

Q: HOW WILL MY DIVIDEND REINVESTMENT AND GENERAL MILLS SAVINGS PLAN SHARES BE VOTED?
A: Shares of common stock held by participants in the Company's dividend reinvestment plan (including employee payroll deduction) have been added to the participants' other holdings on their proxy cards. If a stockholder has common stock in the General Mills VIP Savings Plan, the proxy also serves as voting instructions to the plan trustee. The plan trustee, Boston Safe Deposit and Trust Company, votes allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
A: It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your shares.

Q:   WHAT WILL HAPPEN IF I DO NOT VOTE MY SHARES?
A: If your shares are held in street name, your brokerage firm may vote your shares in its discretion.

Q:   HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?
A. At least half of General Mills' outstanding common shares (including those shares set aside for the exchange of shares of Ralcorp Holdings, Inc. common stock) as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if you:

     *    Are present and vote in person at the meeting; or

     * Have properly submitted a proxy card or voted over the telephone or the Internet.

Q:   HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?
A: The election of each director nominee, the appointment of the independent auditors, the amendment and restatement of the EIP and each of the stockholder proposals must be approved by the affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: We do not know of any business to be considered at the 2000 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Stephen W. Sanger, James A. Lawrence and Raymond G. Viault to vote on such matters in their discretion.

Q:   HOW ARE VOTES COUNTED?
A: You are entitled to cast one vote for each share of common stock you own. Although abstentions and proxies that withhold authority to vote on the election of directors are counted as present or represented at the meeting in order to determine whether there is a quorum, under the Company's bylaws they are treated as shares not voted in determining the outcome of a specific matter and therefore have no effect on the outcome of that matter.

     If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a broker nonvote occurs. Shares that constitute broker nonvotes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

     The Company has a policy of confidential voting; Wells Fargo Bank Minnesota tabulates the votes received.

Q:   WHO MAY ATTEND THE ANNUAL MEETING?
A: All General Mills stockholders as of the close of business on July 27, 2000, may attend.

Q:   WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
A: In January 2001, we will send each stockholder a midyear report describing the results of the meeting. We also will publish the voting results in our Form 10-Q for the second quarter of fiscal 2001, which we will file with the Securities and Exchange Commission in January 2001. Or, you can also look at our Web site: www.generalmills.com.

Q:   WHO ARE THE LARGEST STOCKHOLDERS?
A: For the quarter ended March 31, 2000, The Capital Research and Management Group, 333 South Hope Street, 52nd Floor, Los Angeles, CA 90071, filed a Form 13F with the SEC indicating that it held approximately 25,175,500 shares of common stock (8.64% of the outstanding common stock). In its SEC filings, The Capital Research and Management Group indicates that the shares it holds are solely for investment purposes in the ordinary course of business. The Company does not know of any other holder with more than 5 percent of the outstanding common stock.

Q:   HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?
A: If you wish to submit a proposal to be included in our next proxy statement, it must be received by us on or before April 16, 2001. Please address your proposal to: Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, MN 55440.

     Under our bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2001 annual meeting without having your proposal included in our proxy statement:

     * You must notify the Secretary of General Mills in writing between May 28, 2001, and June 27, 2001.

     * Your notice must contain the specific information required in our bylaws.

     Please note that these two requirements relate only to matters you wish to bring before the stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

     If you would like a copy of our bylaws, we will send you one without charge. Please write to the Secretary of General Mills at the address shown above.

                            PROPOSALS YOU MAY VOTE ON


ITEM NO. 1

ELECTION OF DIRECTORS

Eleven directors are nominated for election to the Board of Directors at the annual meeting. Detailed information on the nominees is provided on pages 7 through 9. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or, if earlier, until their resignation or removal. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person unless you instruct us otherwise on your proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.


ITEM NO. 2

APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit the Company's books, subject to ratification by the stockholders. The Audit Committee recommends KPMG LLP to audit the Company's consolidated financial statements for the fiscal year beginning May 29, 2000. KPMG has audited the books of the Company since 1928. During fiscal 2000, General Mills paid KPMG $1,866,900 for audit and other services. Representatives of the firm will be at the annual meeting, where they will have the opportunity to make a statement and answer questions. If the stockholders were to fail to ratify the appointment of KPMG LLP, the Audit Committee would reconsider its selection.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2001.


ITEM NO. 3

ADOPTION OF AMENDED AND RESTATED GENERAL MILLS, INC., EXECUTIVE INCENTIVE PLAN

The Executive Incentive Plan, as amended and restated, is presented to the stockholders for their approval. The EIP, which provides financial incentives of cash bonuses and restricted stock units to key executives, was last approved by the stockholders in 1996. The revised plan that stockholders are currently being asked to approve is designed to ensure that awards made under the plan will be fully tax-deductible while continuing to provide the Compensation Committee of the Board the flexibility to effectively administer the plan. The amendments do not change the types of awards that have been made under the plan or increase the number of shares of General Mills common stock that may be awarded under the plan. More detailed information about the revised plan can be found on pages 15 and 16.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED GENERAL MILLS, INC., EXECUTIVE INCENTIVE PLAN.


ITEM NO. 4

STOCKHOLDER PROPOSAL ON GENETICALLY MODIFIED ORGANISMS

The Fund for Nonviolence, c/o Harrington Investments, and the Adrian Dominican Sisters have made a proposal that the Board of Directors adopt certain policies relating to genetic engineering in food products. More detailed information about the proposal and the Board of Directors' response to it can be found on pages 17 and 18.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL.

ITEM NO. 5

STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKPLACE LABOR STANDARDS

The Comptroller of the City of New York, as custodian and/or trustee of the New York City Employees Retirement System (NYCERS), the New York City Teachers Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund have made a proposal concerning the Company's adoption of global workplace human-rights standards. More detailed information about the proposal and the Board of Directors' response to it can be found on pages 18 and 19.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL.

IF YOU SIGN AND RETURN THE PROXY CARD, OR USE TELEPHONE OR INTERNET VOTING, BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES ON ANY PARTICULAR MATTER, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF EACH DIRECTOR NOMINEE, FOR THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS, FOR THE ADOPTION OF THE AMENDED AND RESTATED EXECUTIVE INCENTIVE PLAN AND AGAINST THE STOCKHOLDER PROPOSALS.

OTHER BUSINESS

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

              INFORMATION ABOUT NOMINEES FOR THE BOARD OF DIRECTORS

-------------------------------------------------------------------------------
[PHOTO]   STEPHEN R. DEMERITT                                Director since 1999
          Stephen R. Demeritt, age 56, is Vice Chairman of General Mills, with responsibility for our worldwide cereal businesses, General Mills Canada, Consumer Insights and Advertising. Mr. Demeritt joined General Mills in 1969 and served in a variety of consumer food marketing positions. He was president of International Foods from 1991 to 1993 and from 1993 to 1999 was Chief Executive Officer of Cereal Partners Worldwide, our global cereal joint venture with Nestle.

--------------------------------------------------------------------------------
[PHOTO]   LIVIO D. DESIMONE                                  Director since 1989
          Livio D. DeSimone, age 64, is Chairman of the Board and Chief Executive Officer, Minnesota Mining and Manufacturing Company (3M). He joined 3M in 1957 and has served in various U.S. and international capacities. Mr. DeSimone was elected an Executive Vice President in 1981 and named Chairman and Chief Executive Officer in 1991. Mr. DeSimone is a director of 3M, Cargill Incorporated, Target Corporation and Vulcan Materials Company.

--------------------------------------------------------------------------------
[PHOTO]   WILLIAM T. ESREY                                   Director since 1989
          William T. Esrey, age 60, is Chairman and Chief Executive Officer of Sprint Corporation (telecommunications). Mr. Esrey has been Chairman of Sprint since 1990 and Chief Executive Officer since 1985. He is a director of Sprint, Duke Energy Corp., Exxon Mobil Corporation and EarthLink.

--------------------------------------------------------------------------------
[PHOTO]   RAYMOND V. GILMARTIN                               Director since 1998
          Raymond V. Gilmartin, age 59, has been Chairman of the Board, President and Chief Executive Officer of Merck & Company, Inc. (pharmaceuticals) since November 1994. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company. Mr. Gilmartin is a director of the Pharmaceutical Research and Manufacturers of America, Public Service Enterprise Group, and a member of The Business Council and The Business Roundtable.

--------------------------------------------------------------------------------
[PHOTO]   JUDITH RICHARDS HOPE                               Director since 1989
          Judith Richards Hope, age 59, is a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California and Washington, DC. Ms. Hope is a director of Union Pacific Corporation and Zurich Holding Company of America, Inc. She also is Chairman of the National Housing Partnership Foundation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PHOTO]   ROBERT L. JOHNSON                                  Director since 1999
          Robert L. Johnson, age 54, is Chairman and Chief Executive Officer of BET Holdings, Inc., a black-owned and operated media-entertainment company that he founded in 1978. Mr. Johnson previously held positions with the National Cable Television Association and the Corporation for Public Broadcasting. He is a director of US Airways, the Hilton Hotels Corporation and Gerald Stevens, Inc. He serves on the boards of the United Negro College Fund, the National Cable Television Association's Academy of Cable Programming and the American Film Institute. Mr. Johnson also is a member of the Board of Governors for the Rock and Roll Hall of Fame.

--------------------------------------------------------------------------------
[PHOTO]   HEIDI G. MILLER                                    Director since 1999
          Heidi G. Miller, age 47, is Senior Executive Vice President and Chief Financial Officer of priceline.com, which owns a patented Internet pricing system that enables consumers to achieve savings by naming their own prices for goods and services. Before joining priceline.com in March 2000, Ms. Miller was Executive Vice President and Chief Financial Officer of Citigroup Inc., which was formed in 1998 through the merger of Citibank and Travelers Group. She joined Travelers Group in 1992 as Vice President of Planning and Analysis and Assistant to the President and was promoted to Executive Vice President and Chief Financial Officer in 1995. Ms. Miller is a trustee of Princeton University and is a director of Merck & Company, Inc., Mead & Co. and the NYU School of Medicine Foundation.

--------------------------------------------------------------------------------
[PHOTO]   STEPHEN W. SANGER                                  Director since 1992
          Stephen W. Sanger, age 54, has been Chairman and Chief Executive Officer of General Mills since 1995. Mr. Sanger joined the Company in 1974 and served as the head of several business units, including Yoplait USA and Big G. He was elected a Senior Vice President in 1989, an Executive Vice President in 1991, Vice Chairman in 1992 and President in 1993. He is a director of Target Corporation and Donaldson Company, Inc.

--------------------------------------------------------------------------------
[PHOTO]   A. MICHAEL SPENCE                                  Director since 1992
          Dr. A. Michael Spence, age 56, is a professor at the Graduate School of Business at Stanford University and served as its Dean from 1990 to August 1999. Dr. Spence served on the faculty at Harvard University in both the Business School and the Faculty of Arts and Sciences as professor of economics and business administration from 1975 to 1990. From 1984 to 1990, he served as the Dean of the Faculty of Arts and Sciences at Harvard. He is a director of Nike, Inc., Siebel Systems, Inc., Torstar, eGain Communications Corp., Exult, Inc., and ITI Education Corporation. Dr. Spence is a Fellow of the Econometric Society and is former Chairman of the National Research Council Board on Science, Technology and Economic Policy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PHOTO]   DOROTHY A. TERRELL                                 Director since 1994
          Dorothy A. Terrell, age 55, is Senior Vice President, Worldwide Sales, and President, Services Group, of Natural MicroSystems Corporation, a producer of hardware and software component products for telecommunications applications. Ms. Terrell joined the company in 1998. She previously served in various executive management capacities at Sun Microsystems, Inc., from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Sears Roebuck and Company and Herman Miller, Inc., and is on the board of the Massachusetts Technology Development Corporation and the National Housing Partnership Foundation.

--------------------------------------------------------------------------------
[PHOTO]   RAYMOND G. VIAULT                                  Director since 1996
          Raymond G. Viault, age 56, is Vice Chairman of General Mills with responsibility for the Global Convenience Foods businesses (including International Foods, Snacks, Yoplait-Colombo Yogurt and Refrigerated Products). Mr. Viault also is responsible for Betty Crocker Meals, General Mills Baking Products and New Ventures divisions, and Snack Ventures Europe and will be responsible for leading the integration of the Pillsbury businesses following the completion of the acquisition. Mr. Viault came to the Company in 1996 from Philip Morris, where he was based in Zurich, Switzerland, serving since 1990 as President of Kraft Jacobs Suchard. Mr. Viault was with Kraft General Foods a total of 20 years, serving in a variety of major marketing and general management positions. He is a director of Willis Carroon plc. He serves on the Board of Overseers for the Columbia Graduate School of Business, the board of trustees for Lawrenceville School and the board of directors of TechnoServe, The United Way of Minneapolis and the Minnesota International Center.

--------------------------------------------------------------------------------

                      CORPORATE GOVERNANCE AT GENERAL MILLS

General Mills has a long-standing commitment to good corporate governance practices. These practices provide an important framework within which the Board and management can pursue the strategic objectives of the Company and ensure its long-term vitality for the benefit of shareholders. The corporate governance principles and practices described below have evolved at General Mills over many years, and they will continue to be changed and supplemented as appropriate. Their unchanging, fundamental premise, however, is the independent nature of the Board and its overarching fiduciary duty to the Company's shareholders.


BOARD COMPOSITION AND INDEPENDENCE

* The Board believes that a substantial majority of its members should be independent, nonemployee directors. Currently, 8 out of 11 directors are independent outsiders.

* All Board committees except the Executive Committee are composed entirely of independent, outside directors.

     - Committee and committee chair assignments are reviewed regularly, and assignments are rotated to ensure that each committee has an appropriate mix of tenures and experience.

*    All directors are elected annually.

* Overall Board composition guidelines require a breadth of experienced perspectives from a variety of industries and from professional disciplines such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location. Final approval of director nominees is determined by the full Board, on recommendation of the Nominating Committee.

* Well-defined selection criteria for individual directors stress independence, integrity, experience and sound judgment in areas relevant to the Company's businesses, a proven record of accomplishment, willingness to speak one's mind and commit sufficient time to the Board, and the ability to challenge and stimulate management.

* To ensure an appropriate balance between new perspectives and experienced directors:

     - Outside directors serve no more than 15 years and retire at age 70, or five years after normal retirement from their principal organization, whichever comes first.

     - Outside directors are expected to offer their resignation whenever their principal employment or affiliation changes after joining the Board, and the Nominating Committee then decides whether the director should continue to serve.


BOARD PERFORMANCE AND OPERATIONS

* Board meetings and background materials sent to directors focus on the Company's key strategic, leadership and performance issues.

     - Each year, the Board has formal reviews and discussions of the Company's annual and longer-term strategic plans and the Company's management development and succession plans.

     - Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic themes. The Board also regularly reviews the Company's performance compared to its competitive peer companies.

     - Committee responsibilities are detailed in their charters, and reports of committee meetings are given to the full Board, which acts on their recommendations, as appropriate.

* The agenda and content of Board and committee meetings are developed through discussions between management and Board members.

* Executive sessions are held at each Board meeting, and at least once a year, outside directors meet formally without the Chief Executive Officer and other management directors. This session is led by the Chair of the Compensation Committee and includes the CEO's annual performance and compensation review and his performance objectives for the next fiscal year. Additional meetings of outside directors may be held from time to time, as appropriate.

* The Nominating Committee has responsibility for corporate governance and Board organization and procedures. A formal evaluation of these areas is conducted regularly, with a written evaluation from each Board member to enhance Board effectiveness. Recommended changes are considered by the full Board.


ALIGNMENT WITH SHAREHOLDER INTERESTS

* Each director is expected to represent the interests of all shareholders, and not those of any particular shareholder or any single interest group.

* A substantial portion of director compensation is linked to the Company's stock performance, and directors can elect to receive their entire Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as compensation until they own shares equal in market value to at least five times their annual cash retainer.

* The Board supports and oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership, including stock ownership targets, for key management employees. For more details, see the Compensation Committee Report on pages 22 to 24.

* Senior management meets regularly with major institutional investors and shareholders, and reports to the Board on analyst and shareholder views of the Company.


                      BOARD COMMITTEES AND THEIR FUNCTIONS

--------------------------------------------------------------------------------
AUDIT COMMITTEE

Members:  Six nonemployee directors
          A. Michael Spence (Chair), Livio D. DeSimone, Raymond V. Gilmartin, Robert L. Johnson, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 2000:  Three
Functions: *   Oversees internal controls, audits, compliance program and financial reporting
           *   Ensures the independence and evaluates the performance of the independent auditors, and recommends independent auditors for the annual audit, subject to shareholder approval
           *   Consults with the auditors and reviews the scope of their audit
           *   Reviews the Company's annual risk assessment process, use of derivative instruments and policy compliance

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE

Members:  Five nonemployee directors
          Livio D. DeSimone (Chair), William T. Esrey, Raymond V. Gilmartin, Michael D. Rose, A. Michael Spence
Number of Meetings in 2000:  Three
Functions: *   Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value; determines compensation policy for executives
           *   Conducts performance review of the chairman; recommends
               compensation of the Board members, including the chairman and the management members of the Board, and approves compensation and stock grants to other senior executives

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXECUTIVE COMMITTEE

Members:  Eight
          Stephen W. Sanger (Chair), Stephen R. Demeritt, Livio D. DeSimone, William T. Esrey, Judith Richards Hope, Michael D. Rose, A. Michael Spence, Raymond G. Viault
Number of Meetings in 2000:  None
Functions: *   May take all action that could be taken by full Board
           *   May meet between regular Board meetings to take action necessary for the Company to operate efficiently

--------------------------------------------------------------------------------
FINANCE COMMITTEE

Members:  Six nonemployee directors
          William T. Esrey (Chair), Judith Richards Hope, Heidi G. Miller, Michael D. Rose, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 2000:  One
Functions: *   Reviews financial policies and performance objectives, including dividend policy
           *   Reviews changes in the Company's capital structure, including debt issuances, common stock sales, repurchases and stock splits

--------------------------------------------------------------------------------
NOMINATING COMMITTEE

Members:  Six nonemployee directors
          Raymond V. Gilmartin (Chair), William T. Esrey, Judith Richards Hope, Robert L. Johnson, Michael D. Rose, A. Michael Spence
Number of Meetings in 2000:  One
Functions: *   Recommends candidates for election to the Board
           *   Develops policy on composition, participation and size of Board as well as tenure and retirement of directors
           *   Recommends changes in the organization and procedures of the board, including corporate governance

The Nominating Committee considers director candidates proposed by stockholders. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special-interest group. A stockholder wishing to nominate a candidate should forward the candidate's name and a detailed background of the candidate's qualifications to the Secretary of the Company, taking into consideration the criteria for new directors as described on page 10.

--------------------------------------------------------------------------------
PUBLIC RESPONSIBILITY COMMITTEE

Members:  Five nonemployee directors
          Judith Richards Hope (Chair), Livio D. DeSimone, Heidi G. Miller, Dorothy A. Terrell, C. Angus Wurtele
Number of Meetings in 2000:  One
Functions: *   Reviews public policy and social trends affecting the Company
           *   Monitors the Company's corporate citizenship activities
           *   Evaluates Company policies to ensure they meet ethical
               obligations to employees, consumers and society

--------------------------------------------------------------------------------

During the fiscal year ended May 28, 2000, the board of directors met six times, and various committees of the Board met a total of nine times. Director attendance at Board meetings and all committee meetings averaged 90 percent. Mr. Esrey attended 73 percent and Ms. Terrell attended 60 percent of all Board committee meetings.

                              DIRECTOR COMPENSATION

General Mills structures director compensation to attract and retain qualified nonemployee directors and to further align the interests of directors with the interests of stockholders by linking a portion of their compensation to stock performance. Employee directors do not receive additional compensation for serving on the Board. If they choose, outside directors can receive the entire amount of their Board remuneration in stock and stock-related compensation. Directors are expected to keep all of the net shares they receive as Board compensation until they own shares equal in market value to at least five times their annual cash retainer. The Company does not have a retirement plan for its nonemployee directors.

In fiscal 2000, nonemployee directors each received an annual retainer of $50,000. The Company does not pay separate fees for meeting attendance or chairmanships.

Directors can elect to have annual retainer amounts paid quarterly in cash or Company common stock of equal value, or they can defer payment until a later date. If payment is deferred, the deferred amount earns interest based on the directors' selection from a group of funds offered to employees participating in the Company's deferred compensation plan. One of these funds tracks the return on the Company's common stock.

In fiscal 2000, L. D. DeSimone and M. D. Rose elected to receive all of their annual retainer in common stock; W. T. Esrey, J. R. Hope, R. L. Johnson and D.
A. Terrell received cash payments; H. G. Miller, A. M. Spence and C. A. Wurtele deferred cash payments; and R. V. Gilmartin received 50 percent in common stock and 50 percent in cash.

Each year they are elected to the Board, nonemployee directors receive 1,000 restricted stock units. This number was increased from 500 following our two-for-one stock split in November 1999. Restricted stock units vest at the next annual stockholders' meeting, and receipt of shares of common stock upon vesting can be deferred until a later date. Restricted stock units earn amounts equal to the dividend payments on the Company's common stock. These amounts can be reinvested or paid to the director.

Nonemployee directors also receive options to purchase 10,000 shares of Company common stock (increased from 5,000 in November 1999) each time they are elected to the Board. The per-share price the director pays at exercise is the market price of the common stock on the date of the grant. The option becomes exercisable at the next annual meeting and expires 10 years after grant.

The Company also has a planned gift program for directors that is funded by life insurance policies on all directors. Upon the death of a director, the Company donates $1 million to a qualifying charity recommended by the director. The Company is then reimbursed by life insurance proceeds. The cost of the program is not material to the Company, and individual directors derive no financial benefit from the program since the Company receives the entire charitable deduction. The Company also pays the premiums on directors' and officers' liability and travel accident insurance policies covering the directors.

                        STOCK OWNERSHIP OF GENERAL MILLS
                             DIRECTORS AND OFFICERS

The following table shows how much General Mills common stock was owned by each director and those executive officers named in the Summary Compensation Table on June 30, 2000. Amounts reflect the November 1999 two-for-one stock split. No director or executive officer owns more than .73 percent of the total outstanding shares (including exercisable options). All directors and executive officers as a group own 2.59 percent of the total outstanding shares (including exercisable options).

--------------------------------------------------------------------------------
                                   DEFERRED STOCK                    EXERCISABLE
        NAME           SHARES(a)      UNITS(b)      TOTAL SHARES     OPTIONS(c)
--------------------------------------------------------------------------------
S. R. Demeritt (d)      81,738         63,532          145,270         440,316
--------------------------------------------------------------------------------
L. D. DeSimone          33,777             --           33,777          15,000
--------------------------------------------------------------------------------
W. T. Esrey             16,608             --           16,608          21,076
--------------------------------------------------------------------------------
R. V. Gilmartin          6,522             --            6,522          10,000
--------------------------------------------------------------------------------
J. R. Hope              17,825             --           17,825          21,076
--------------------------------------------------------------------------------
R. L. Johnson            2,015             --            2,015           5,000
--------------------------------------------------------------------------------
J. A. Lawrence          52,530             --           52,530          10,600
--------------------------------------------------------------------------------
S. S. Marshall          58,568             --           58,568         154,280
--------------------------------------------------------------------------------
H. G. Miller             1,215             --            1,215              --
--------------------------------------------------------------------------------
M. D. Rose (e)          20,144             --           20,144          21,076
--------------------------------------------------------------------------------
S. W. Sanger            98,065        160,611          258,676       1,801,826
--------------------------------------------------------------------------------
A. M. Spence            11,031             --           11,031          21,076
--------------------------------------------------------------------------------
D. A. Terrell            7,127             --            7,127          21,076
--------------------------------------------------------------------------------
R. G. Viault            40,108          2,850           42,958         167,640
--------------------------------------------------------------------------------
C. A. Wurtele (f)       43,486          3,317           46,803          21,076
--------------------------------------------------------------------------------
All directors and executive
 officers as a group                                 1,515,591       5,965,464
--------------------------------------------------------------------------------

-------------------------
(a) Amounts in this column include restricted stock and restricted stock units as well as shares allocated to participant accounts under the Company VIP 401(k).

(b) Amounts for Mr. Wurtele and Mr. Viault are share equivalents held in a deferred compensation account tracking the value of the Company's common stock. Amounts for Mr. Demeritt and Mr. Sanger reflect the deferral of common stock to be issued upon a stock-for-stock exercise of a stock option and any reinvestment of dividend equivalents. These will be paid in common stock.

(c) These amounts include options which become exercisable within 60 days of June 30, 2000.

(d) Included in the shares for Mr. Demeritt are 1,840 shares owned by his spouse, in which he disclaims any beneficial interest.

(e) Included in the shares for Mr. Rose are 1,200 shares owned by his former spouse in custody for minor children, in which he disclaims any beneficial interest.

(f) Included in the shares for Mr. Wurtele are 248 shares owned by his spouse, in which he disclaims any beneficial interest.

                     DESCRIPTION OF THE AMENDED AND RESTATED
                  GENERAL MILLS, INC., EXECUTIVE INCENTIVE PLAN

INTRODUCTION

Item No. 3 (see page 5) asks the stockholders to consider and approve a proposal to adopt an amended and restated Executive Incentive Plan (EIP). The revised EIP provides officers of the Company with financial incentives (cash and restricted stock units) for superior performance. On June 26, 2000, the Board of Directors approved the revised EIP and recommended it for stockholder approval. Upon approval by the stockholders, the revised EIP will replace the EIP approved by the stockholders in September 1996.

Under the revised EIP, the types of awards that may be made do not differ from the types of awards that have been made under the predecessor plan, and there is no change in the employees who are eligible to receive awards. There is also no change in the number of shares of General Mills common stock that may be awarded in connection with the plan since the revised EIP, like its predecessor plan, is subject to the terms of a stockholder resolution most recently amended in 1968 (the "1968 resolution"), which authorizes the payment of annual incentive awards.

The revised EIP imposes a limit on the size of an annual award that a participant may receive and provides the Compensation Committee of the Board (the "Committee") the necessary flexibility to structure cash bonus and restricted stock unit awards so as to most effectively achieve the purpose of the plan. The Committee's current expectation is that plan administration and awards under the revised EIP will be substantially similar to those under the predecessor plan. Stockholder approval of the revised EIP is being sought to ensure that awards granted under the plan will be fully tax-deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Awards to be received under the revised EIP are dependent upon performance and are not currently determinable. Awards under the predecessor EIP during fiscal 2000 to General Mills' five most highly compensated executive officers are reported in the Summary Compensation Table on page 25.

MATERIAL FEATURES OF THE REVISED EIP

The summary of the major features of the revised EIP that follows is subject to the full text of the EIP contained in the Appendix to this Proxy Statement.

     PURPOSE. The purpose of the EIP is to provide financial rewards to key executives in recognition of their individual contributions to the success of General Mills and to align their interests with the interests of General Mills' stockholders.

     ELIGIBLE PARTICIPANTS. All officers of General Mills and its subsidiaries and affiliates, a group of approximately 75 persons, are eligible to receive awards under the EIP. The Committee will determine which employees will receive awards, but it is anticipated that award recipients will be employees holding positions that most significantly affect operating results and provide the greatest opportunity to contribute to current earnings and the future success of General Mills.

     AWARD TYPES. An annual award to a participant under the EIP may consist of a cash bonus, restricted stock units or some combination of the two as determined by the Committee, but the restricted stock unit portion may not exceed 50 percent of the value of an award.

     PERFORMANCE GOALS; LIMITS ON AWARDS. A participant in the EIP may receive an annual award only if General Mills has positive net earnings during the applicable performance period, and the value of any participant's award may not exceed 0.5 percent of General Mills' net earnings for that performance period. For these purposes, each restricted stock unit has a value equal to the fair market value of a share of General Mills common stock on the date the unit is considered to be earned and credited to the participant's account.

     The aggregate value of annual incentive awards made in any fiscal year under the EIP is subject to a maximum amount set by a formula specified in the 1968 resolution. The formula sets this maximum amount at the lesser of 1) 5 percent of General Mills' earnings before tax (excluding extraordinary items) for a fiscal year, after adding back any deductions for covered incentive awards during such fiscal year, and 2) 10 percent of the amount by which such earnings as adjusted exceed 10 percent of General Mills' total stockholders' equity as of the beginning of such fiscal year.

     VESTING OF RESTRICTED STOCK UNITS. Restricted stock units will vest on a schedule determined by the Committee, but not earlier than 180 days after being credited to a participant's account.

     DEPOSITS OF SHARES. The Committee may require the deposit of General Mills common stock owned by a participant as a condition to a grant of restricted stock units.

     TRANSFERABILITY. Restricted stock units and other rights of participants are not transferable other than upon the participant's death by will or the laws of descent and distribution.

     ADJUSTMENTS. In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of General Mills common stock, or a similar event affecting the common stock, the Committee may, in its discretion, adjust the number and kinds of shares represented by outstanding restricted stock units to preserve (and prevent enlargement of) the benefits of such awards.

     CHANGE OF CONTROL. Restricted stock units granted under the EIP will immediately vest, and the underlying shares of General Mills common stock will be distributed upon the occurrence of a Change of Control as defined in Section 10 of the EIP.

     TERMINATION, DEATH AND RETIREMENT. Unvested restricted stock units will be forfeited if a participant resigns or is terminated for cause. If a participant dies during the restricted period relating to an award of restricted stock units, a pro-rata portion of the award, based on the number of full months of employment completed during the restricted period prior to the date of death, shall vest and be distributed to the participant's beneficiary. Upon retirement, a participant shall fully vest in all restricted stock units as of the date of retirement, subject to any limitations made by the Committee at the time of grant. If a participant's employment terminates for any other reason, then vesting will be based on the participant's years of service with the Company and age at the time of termination as more fully described in section 11(b) of the EIP.

     ADMINISTRATION. The EIP will be administered by the Committee, or in certain cases, its delegate, which shall determine, subject to the plan terms, the amount of the annual cash awards, the number of restricted stock units granted to each participant and any other provisions. The Committee may interpret the EIP and establish, amend and rescind any rules relating to it.

     AMENDMENT AND TERMINATION. The Committee or Board may amend, suspend or terminate the EIP at any time, but any action to amend the limit on the size of an award to a participant described previously, under the heading PERFORMANCE GOALS; LIMITS ON AWARDS must be approved by General Mills stockholders. No action to amend, suspend or terminate the EIP may adversely affect the rights of a participant with an already outstanding award without the consent of the participant.

                         SHAREHOLDER PROPOSAL ON GENETIC
                          ENGINEERING IN FOOD PRODUCTS

Item No. 4 (see page 5) asks the stockholders to consider a proposal of the Fund for Nonviolence, c/o Harrington Investments, 1001 Second Street, Suite 325, Napa, CA 94559, owners of 800 shares, and the Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, MI 49221-1793, owners of 200 shares, who have notified the Company in writing that they intend to present the following resolution at the annual meeting.

     "WHEREAS:

     International markets for genetically engineered (GE) foods are threatened by extensive resistance;
     * Several of Europe's largest food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products, as have U.S. retailers Whole Foods Market and Wild Oats Markets;
     * In the UK, three fast-food giants -- McDonald's, Burger King, and Kentucky Fried Chicken -- are eliminating GE soya and corn ingredients from their menus;
     * McCain Foods of Canada, the largest potato and frozen french fry processor in the world, announced they would no longer accept Bt potatoes for their brand-name products (11/99);
     * Gerber Products Co. announced in July 1999 that they would not allow GE corn or soybeans in any of their baby foods;
     * Frito Lay, a division of Pepsico, asked its farmers from whom it purchases corn for its chips to provide only non-genetically engineered corn (January 2000);
     * Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (January, 2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs and countries can decide whether to import those commodities based on a scientific risk assessment.

     There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment;
     * The U.S. Department of Agriculture has acknowledged (7/13/1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;
     * Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt) to make them insect-resistant;
     * In 1998, research showed that Bt crops are building up Bt toxins in the soil, thereby harming soil ecology and beneficial organisms and insects;
     * In 1999, the European Union proposed the suspension of approval of new genetically engineered organisms until a new safety law for genetically engineered organisms is implemented in 2002. This followed a new study that showed Bt corn pollen may harm monarch butterflies.

     In the U.S., we have a long tradition of citizens' "Right to Know"; an expression of this includes the current laws requiring nutritional labeling of foods;
     * A January 1999 Time/CNN poll indicated that 81% of Americans said that GE food should be labeled as such;
     * GE crops may incorporate genes from animal species. Individuals can not avoid them for religious or ethical reasons unless they are labeled;
     * The European Union required labeling of GE foods, and labeling has been proposed by governmental authorities in Japan, New Zealand, and Australia.

     RESOLVED: Shareholders request the Board of Directors to adopt a policy of removing genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company, where feasible, until long-term safety testing has shown that they are not harmful to humans, animals, and the environment; with the interim step of labeling and identifying these products that may contain these ingredients, and reporting to the shareholders by August 2001."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL ON GENETIC ENGINEERING IN FOOD PRODUCTS FOR THE FOLLOWING REASONS:

Modern biotechnology 1) is a safe, sustainable tool for producing new, improved seeds for farmers, 2) is an important contributor to the future success of agriculture in meeting the world's food needs and 3) holds the promise of advancing the development of new food products to help keep people healthier.

It is a fundamental commitment of General Mills that every food product we make and sell is safe. The U.S. Food and Drug Administration, the Department of Agriculture and the Environmental Protection Agency have each determined that food containing ingredients from biotechnologically improved crops is safe and is no different in any meaningful way from other foods. A panel of the National Academy of Science recently reached the same conclusion. The science supporting the safety of these foods is overwhelming.

The Company actively monitors developments in agricultural biotechnology not only to ensure the safety of our products but because we, along with many scientists and others, believe that the use of biotechnology in foods will provide our world with great benefits, including increased food production to feed rapidly growing Third World populations, increased nutrients in food and reduced use of pesticides. This technology could allow us, for example, to remove allergens from peanuts and other foods that today pose potentially fatal risks. New foods could help prevent osteoporosis in post-menopausal women and manage diabetes without daily insulin shots. Scientists already have developed a strain of rice that is rich in Vitamin A. In developing countries, where rice is a dietary staple, 250,000 children a year go blind because of Vitamin A deficiencies. Scientists also are working on how to add iron to rice. These are but a few of the examples of biotechnology's promise.

The proposal asks the Company to "remove genetically engineered crops, organisms, or products thereof" from all products sold or manufactured by General Mills and to label all products that contain these ingredients. The complex food supply chain in North America, from farmers to food companies, does not have an established system that enables segregation of the various crops grown in North America, many of which are used in making our products or are contained in ingredients used in our products. With respect to labeling, as well as other issues relating to biotechnology, we follow the lead of the FDA and other regulatory authorities. We support the FDA's current effort to develop guidelines for voluntary labeling that is accurate, fair and not misleading. We also support the FDA's move to make mandatory its review of all bioengineered ingredients. And we support the agency's initiatives to resolve issues uniformly and take whatever steps are necessary to continue to assure that any new food technology is safe for consumers and the environment based on a comprehensive, balanced evaluation and sound science.

                         SHAREHOLDER PROPOSAL ON GLOBAL
                            WORKERS' RIGHTS STANDARDS

Item No. 5 (see page 6) asks the stockholders to consider a proposal of the Comptroller of the City of New York, as custodian and/or trustee of the New York City Employees Retirement System (NYCERS), the New York City Teachers Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, 1 Centre Street, New York, NY 10007-2341, owner of 480,838 shares, who has notified the Company in writing that these funds intend to present the following resolution at the annual meeting.

    "Whereas, General Mills currently has extensive overseas operations, and

     Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of some U.S.-based corporations have led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

     Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

     Whereas, a number of corporations have implemented independent monitoring pilot programs with respected local human rights and religious organizations to strengthen compliance with international human rights norms in selected supplier factories, and

     Whereas, the Council on Economic Priorities has established a program of independent monitoring known as the SA8000 Social Accountability Standards, and

     Whereas, these standards incorporate the conventions of the International
          Labor Organization (ILO) on workplace human rights which include the following principles:

          1) All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98)

          2) Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135)

          3) There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin, or other distinguishing characteristics. (ILO Convention 100 and 111)

          4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and
               105)

          5)   There shall be no use of child labor. (ILO Convention 138), and,

     Whereas, independent monitoring of corporate adherence to these standards is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

     Therefore, be it resolved that the company commit itself to the full implementation of the aforementioned human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL ON GLOBAL WORKERS' RIGHTS STANDARDS FOR THE FOLLOWING REASONS:

General Mills strongly supports human rights in the workplace, and for years our corporate policies and practices have addressed the matters raised in this proposal. These corporate policies make clear our commitment to ethical business conduct and worker human rights: We support the right of employees to organize in accordance with applicable labor laws; we oppose child and forced labor; we strongly believe that no employer should discriminate against anyone or any member of a group; and we are committed to operating within the spirit and letter of all laws and regulations affecting our businesses and employees. We regularly distribute our corporate policies to ensure that everyone who works for us knows that these are our values, and we annually ask a wide range of management and professional employees to certify their compliance with these policies, to notify us of any breach or potential for breach, and to ensure that the policies are discussed with the people who work for them.

General Mills has a long history of being recognized for our commitment to corporate social responsibility, fairness and diversity. For example, this past year we received the Ron Brown Award for Corporate Leadership, and FORTUNE magazine named us one of the 100 Best Companies to Work for in America. In addition, we have received the Council on Economic Priorities' Corporate Conscience Award four times (1987, 1988, 1992 and 1998), including recognition for our equal-employment practices.

With regard to the application of human-rights standards to suppliers of General Mills, we obtain warranties in our supply contracts from vendors that they do not permit the use of child or forced labor and that their operations comply with all applicable laws and labor and equal-employment standards. We also annually audit the facilities of our regular overseas suppliers for quality assurance, safety and labor practices. These audits are ordinarily conducted by third-party testing laboratories, although our own trained quality-assurance employees handle some audits.

Because of our high ethical standards and ongoing efforts in these areas, we do not believe that adoption of the standards suggested in this proposal is necessary.

                          TOTAL RETURN TO STOCKHOLDERS

These line graphs and tables compare the cumulative total stockholder return for holders of General Mills common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Index for the last one-year, five-year and 10-year periods. The graphs and tables assume the investment of $100 in each of General Mills common stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends.


                                     1 YEAR

                               [PLOT POINTS CHART]

                           MAY 99              MAY 00
                           ------              ------
GENERAL MILLS               100                 105
S&P Food                    100                  92
S&P 500                     100                 107



                                     5 YEARS

                               [PLOT POINTS CHART]

               MAY 95    MAY 96    MAY 97    MAY 98    MAY 99    MAY 00
               ------    ------    ------    ------    ------    ------
GENERAL MILLS   100       121       138       151       183       192
S & P Food      100       124       163       218       192       178
S & P 500       100       133       169       221       268       287

                                    10 YEARS

                               [PLOT POINTS CHART]

               MAY 90    MAY 91    MAY 92    MAY 93    MAY 94    MAY 95    MAY 96    MAY 97    MAY 98    MAY 99    MAY 00
               ------    ------    ------    ------    ------    ------    ------    ------    ------    ------    ------
GENERAL MILLS   100       153       171       181       156       179       216       247       270       328       344
S & P Food      100       128       136       142       141       172       213       281       375       331       306
S & P 500       100       110       125       140       146       172       228       291       380       460       493

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


THE COMMITTEE'S RESPONSIBILITIES

The Compensation Committee of the Board (the "Committee") is responsible for setting and administering the policies that govern executive compensation. The Committee is composed entirely of independent, outside directors. Reports of the Committee's actions and recommendations are presented to the full Board.

The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Committee in making decisions about executive compensation.


COMPENSATION PHILOSOPHY

The Committee bases its compensation decisions on the following core principles.

* Pay is performance-based. Base salaries at General Mills are generally lower than those at comparable companies in the food and consumer products business sector, but they are coupled with an incentive system that pays more with good performance and less for below-par performance.

* Stock ownership is emphasized. The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders and provides a strong motivation to build shareholder value. The Committee has established specific stock ownership objectives for key management employees and has created programs that encourage all employees to have an ownership interest in the Company.

* Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Committee evaluates Company performance, actual compensation and share ownership, and compares them with data for peer food and consumer product companies as well as a broader group of leading industrial companies.


PROGRAM ELEMENTS

General Mills' executive compensation program comprises base salary, annual incentive and long-term incentive compensation. We also have several innovative programs to encourage long-term stock ownership.

BASE SALARY. Base salaries for officers are generally lower than at comparable companies due to our emphasis on performance-oriented incentive compensation and because our executives are eligible to participate in the Salary Replacement Stock Option Plan (described on page 23). All salaried employees, including executives, are eligible for an annual merit increase to their base salary based primarily on performance of their job responsibilities and accomplishment of predetermined performance objectives.

ANNUAL INCENTIVE. General Mills provides executives with an annual opportunity to earn cash incentive awards through the Executive Incentive Plan (EIP). An amended and restated EIP is being presented for approval at the 2000 Annual Meeting of Stockholders. Refer to pages 15 and 16 for detailed information. Under the EIP, fiscal 2000 incentive amounts were determined by the Committee at the end of the year based upon corporate, business unit and individual performance. For each of the five most highly compensated officers, including the CEO, these incentive amounts were limited to a maximum amount established by the Committee at the start of the year according to a schedule directly tied to the Company's return on capital and earnings per share.

In fiscal 2000, the corporate performance rating was weighted 75 percent to the Company's earnings-per-share performance and 25 percent to key strategic growth and earnings-quality objectives. Earnings quality measurements included volume, productivity improvements, economic profit and international earnings contribution. Strategic growth measurements were tied to progress against key longer-term growth initiatives.

Based on the Company's fiscal 2000 earnings per share, earnings quality and progress toward its strategic growth goals, the Committee determined that the corporate performance rating for fiscal 2000 should be 1.73.

Business unit ratings also were based 75 percent on financial performance and 25 percent on the quality of this financial performance and progress against strategic growth priorities. Unit financial performance was measured by earnings before interest and taxes (EBIT), volume, productivity improvements and/or cost-per-case targets.

Individual performance ratings were based upon each executive's achievement of specific annual financial objectives as well as other factors like the quality of the strategic plan, progress in organizational and management development, and diversity.

For senior officers, cash incentive awards were determined by multiplying fiscal year base salary by a target incentive rate (a percentage of salary that increases with the level of responsibility), the individual performance rating and the corporate performance rating. For officers in operating units, the corporate rating was weighted with a business unit rating. The scale for corporate and business unit ratings ranged from 0 to 1.80, with superior performance resulting in ratings of 1.50 or higher. The scale for individual ratings ranged from 0 to 1.50. Executives were permitted to defer receipt of cash incentive awards earned under the EIP to a subsequent date.

Under the EIP, in fiscal 2000 executives were also eligible to receive a supplemental restricted stock matching award equal to 25 percent of the cash EIP award. To receive this award, the executive must place on deposit with the Company personally owned shares equal in number to the number of shares awarded as restricted stock. The restricted stock vests 50 percent after three years and 50 percent after six years, provided the owned shares remain on deposit with the Company for the entire six-year period. Restricted shares granted under the EIP are included in the Summary Compensation Table on page 25 under the Restricted Stock Award(s) heading.

LONG-TERM INCENTIVE. General Mills provides executives with a long-term incentive compensation opportunity through the 1998 Senior Management Stock Plan. Each December, stock options are granted to officers and other selected employees based upon their level of responsibility, ability to impact results and individual performance. The size of regular stock option grants to the executive officers, including the Chief Executive Officer, is periodically reviewed against option grants made by other large food and consumer products companies to their CEO and other senior executives. Our targeted level of stock option grants ranks above the median range of option grants made by the comparative organizations.

The table on page 26 summarizes the options granted in fiscal 2000 to all employees and to the five named officers.

Also, we have periodically provided special stock option grants to all employees not receiving regular stock option grants. General Mills made such grants to eligible employees in fiscal years 1994, 1996 and 2000. These broad-based option awards are designed to expand employee stock ownership and provide further motivation throughout the Company to achieve corporate performance objectives. In special circumstances, we make limited special grants of restricted stock to certain key employees.

STOCK OWNERSHIP GRANTS. We currently have two additional programs to encourage share ownership: deposit stock options and salary replacement stock options.

The deposit stock option program, introduced in 1987, offers executives a supplemental stock option opportunity equal to their most recent incentive award divided by the current stock price. To receive this grant, the executive must place on deposit with the Company one share of owned stock for every two option shares granted and leave the shares on deposit for four years. A total of 286 employees participated in this program in fiscal 2000.

The Salary Replacement Stock Option Plan gives executives and selected employees the choice of exchanging their merit-related base salary increase for a supplemental stock option grant. The size of the option grant is determined by calculating the estimated present value of the foregone salary increase (including pay-related compensation and benefits, such as annual incentive, savings plan match and pension accrual) and dividing it by the estimated present value of a stock option, assuming an 8 percent annual growth rate in the common stock price. A total of 1,051 employees participated in this program in fiscal 2000; the table on page 26 includes stock options granted under this program to the five named officers.


PERFORMANCE UNITS

The Company discontinued grants of performance units in 1993. Performance units were granted in conjunction with stock options and were valued based upon three-year earnings per share and return on equity performance. Vested performance units are payable in cash, and an optionee may withdraw them as an alternative to the exercise of regular stock options. (As of August 1, 2000, however, the value of the related options exceeded the value of the performance units.) All remaining performance units will expire by 2002.

CEO COMPENSATION AND PERFORMANCE

The compensation of the Company's Chief Executive Officer for fiscal 2000 consisted of base salary, annual incentive and stock options. The Committee determined the level for each of these elements using methods consistent with those used for other senior executives. When determining the CEO's merit increase to base salary, individual incentive award and annual stock option grant, the Committee evaluates his performance and reports on that evaluation to the independent directors of the Board.

In determining Mr. Sanger's 2000 incentive amount, the Committee determined that return-on-capital and earnings-per-share targets had been met. Then the Committee considered, in addition to the corporate performance rating, Mr. Sanger's personal performance against pre-established objectives in numerous areas, including Company financial performance, growth, innovation, productivity improvement, new ventures, organizational development, diversity, and customer and shareholder relations.


DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Internal Revenue Code requires that the Company meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million paid to the five officers named in the Proxy Statement. The Company expects to meet the requirements of the Code and receive a deduction for all compensation paid to those executive officers in fiscal 2000.


CONCLUSION

The Committee is satisfied that the compensation and long-term incentive plans provided to the officers of the Company are structured and operated to create strong alignment with the long-term best interests of the Company and its stockholders.

                                  COMPENSATION COMMITTEE:

                                  Livio D. DeSimone, Chair
                                  William T. Esrey
                                  Raymond V. Gilmartin
                                  Michael D. Rose
                                  A. Michael Spence

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                    ANNUAL COMPENSATION                                                          AWARDS
-------------------------------------------------------------                   ---------------------------------------
                                                                                RESTRICTED
                                                                OTHER ANNUAL      STOCK                     ALL OTHER
     NAME AND PRINCIPAL                  SALARY       BONUS     COMPENSATION     AWARD(S)                  COMPENSATION
         POSITION                YEAR     ($)          ($)           ($)         ($)(a)       OPTIONS(#)      ($)(b)
-----------------------------    ----   --------    ---------   ------------    ----------    ----------   ------------
S. W. SANGER                     2000    696,150    1,264,600            --       316,138       735,958       104,659
 Chairman of the Board and       1999    687,863    1,052,400            --       263,104       499,676        61,386
 Chief Executive Officer         1998    655,500      960,400            --       240,082       416,008        48,989

R. G. VIAULT                     2000    533,334      753,825            --            --(d)    239,000        61,088
 Vice Chairman                   1999    500,000      603,800            --       150,988       207,212        41,477
                                 1998    500,000      586,100            --       146,503       195,096        35,913

S. R. DEMERITT                   2000    459,569      646,500       342,124(c)    161,557       208,418       135,614
 Vice Chairman                   1999    376,552      348,100            --        87,059       148,832       153,875
                                 1998    373,931      345,600            --        86,413       121,992       149,303

J. A. LAWRENCE (e)               2000    425,000      478,800            --       119,730       158,392        37,291
 Executive Vice President        1999    247,917      276,700            --       767,667(f)    300,000        12,396
 and Chief Financial Officer     1998         --           --            --            --            --            --

S. S. MARSHALL                   2000    315,522      307,000            --       913,351(g)    107,304        33,934
 Senior Vice President           1999    282,009      273,300            --        68,266        78,200        28,379
 Corporate Affairs and           1998    271,125      255,000            --        63,811        64,672        17,939
 General Counsel

-------------------------
(a) The amounts in this column reflect the value of the restricted stock or restricted stock units awarded annually under the EIP, except as described in notes (f) and (g). Recipients must deposit with the Company one personally owned share of common stock for each share of restricted stock awarded. The restricted shares vest 50% at three years and 50% at six years, provided the participant's shares remain on deposit until the end of the restricted period. Regular dividends are paid on the restricted shares. Restricted stock under the EIP vests in the event of a change in control. At the end of fiscal 2000, the number and value of the aggregate restricted stockholdings for the named officers were:

               S. W. Sanger        21,374 shares     $  864,311
               R. G. Viault        13,370               540,649
               S. R. Demeritt       9,068               366,687
               J. A. Lawrence      21,724               878,464
               S. S. Marshall      26,532             1,072,888

(b) The amounts for all officers, other than Mr. Demeritt, are the Company's contributions or allocations relating to defined contribution (savings) plans (tax-qualified and supplemental) or the deferred compensation plan on behalf of the named officers. The amounts for Mr. Demeritt include $92,249 in 2000, $117,243 in 1999 and $119,771 in 1998 relating to his foreign assignment in Cereal Partners Worldwide.

(c) This amount represents reimbursements made to Mr. Demeritt for incremental taxes resulting from his foreign assignment.

(d) Because Mr. Viault's age exceeds 55, he may elect to receive, in lieu of his restricted stock award, an additional cash amount equal to 15% of his annual cash bonus. His additional cash amount is reflected in the Bonus column.

(e)  Mr. Lawrence became an employee of the Company effective October 19, 1998.

(f) This amount includes the value of a restricted stock grant made to Mr. Lawrence as a hiring bonus and to offset forfeitures or other losses incurred as a result of leaving his prior employer. Regular dividends are paid on shares of restricted stock.

(g) This amount includes the value of a special restricted stock grant made to Ms. Marshall. Regular dividends are paid on shares of restricted stock.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS(a)                                           FOR OPTION TERM($)(b)
----------------------------------------------------------------------------   -----------------------------------------
                                    % OF TOTAL
                                     OPTIONS
                       OPTIONS       GRANTED TO      EXERCISE
                       GRANTED      EMPLOYEES IN      PRICE       EXPIRATION     0%
      NAME               (#)        FISCAL YEAR     ($/SHARE)        DATE      ($)(c)        5%($)             10%($)
----------------      ----------    ------------    ---------     ----------   ------   -------------     --------------
Sanger                500,000(d)      3.66%           34.56       01/13/2010      0        10,977,379         27,882,919
                      209,750(e)      1.54%           41.50       09/01/2009      0         5,529,743         14,045,738
                       26,208(f)      0.19%           40.11       07/28/2009      0           667,792          1,696,216

Viault                150,000(d)      1.10%           34.56       01/13/2010      0         3,293,214          8,364,876
                       89,000(e)      0.65%           41.50       09/01/2009      0         2,346,351          5,959,813
                       15,036(f)      0.11%           40.11       07/28/2009      0           383,124            973,149

Demeritt              150,000(d)      1.10%           34.56       01/13/2010      0         3,293,214          8,364,876
                       49,750(e)      0.36%           41.50       09/01/2009      0         1,311,584          3,331,468
                        8,668(f)      0.06%           40.11       07/28/2009      0           220,865            561,004

Lawrence              125,000(d)      0.92%           34.56       01/13/2010      0         2,744,345          6,970,730
                       26,500(e)      0.19%           41.50       09/01/2009      0           698,633          1,774,551
                        6,892(f)      0.05%           40.11       07/28/2009      0           175,611            446,059

Marshall               75,000(d)      0.55%           34.56       01/13/2010      0         1,646,607          4,182,438
                       25,500(e)      0.19%           41.50       09/01/2009      0           672,269          1,707,587
                        6,804(f)      0.05%           40.11       07/28/2009      0           173,369            440,364

All Stockholders           NA           NA               NA               NA      0     6,814,328,795(g)  17,308,629,199(g)

All Optionees      11,444,741          100%           37.49(h)              (h)   0       272,568,912        692,334,398

As of % of All
 Stockholders'
 Gain                      NA           NA               NA               NA     NA               4.0%               4.0%

-----------------------------
(a) All options are granted at the fair market value of the common stock on the grant date and generally expire 10 years and one month from the grant date. All options become fully exercisable for a period of one year after a change of control. Options include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the Company to pay withholding tax obligations due in conjunction with the exercise.

(b) These assumed values result from certain prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the common stock and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all stockholders commensurately. Zero percent stock price appreciation will result in zero dollars for the optionee.

(d) This stock option grant under the 1998 Senior Management Stock Plan becomes exercisable on December 13, 2003.

(e) This option, granted under the 1995 Salary Replacement Stock Option Plan, benefits the Company by reducing the cash compensation paid to executives, with corresponding reductions in cash bonuses, lower pension accruals and similar effects on other benefits which are tied to base salary. It further increases the percentage of key employee compensation and benefits tied to stock ownership, in keeping with the Company's philosophy to closely align stockholder and employee interests. This option becomes exercisable over a four-year period, beginning on the grant date.

(f) To encourage retention of common stock, this deposit stock option grant under the 1998 Senior Management Stock Plan (which becomes exercisable four years from the grant date) requires the deposit of one share of owned common stock for every two option shares granted. The number of option shares granted is equal to the executive's prior year cash incentive payment divided by the stock price on June 1, 1999.

(g) All Stockholders value is calculated from $37.49, the weighted average exercise price for all options awarded in fiscal 2000, based on the outstanding shares of common stock on May 26, 2000.

(h) Exercise price shown is a weighted average of all options awarded in fiscal 2000. Options expire on various dates through the year 2010.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED                IN-THE-MONEY
              SHARES ACQUIRED     VALUE          OPTIONS AT 5/26/00(#)          OPTIONS AT 5/26/00($)(a)
                ON EXERCISE      REALIZED     ----------------------------     ----------------------------
NAME                (#)            ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----          ---------------   ---------     -----------    -------------     -----------    -------------
Sanger            20,633        1,233,313      1,335,116       2,441,744       20,384,620       16,958,015
Viault                 0                0        124,240         914,140          915,542        6,770,187
Demeritt          29,636        1,529,332        381,240         605,580        5,261,629        3,867,285
Lawrence               0                0          5,300         453,092                0        2,172,814
Marshall               0                0         97,020         397,648        1,429,074        2,819,096

-----------------------
(a) Value of unexercised options equals fair market value of the shares underlying in-the-money options at May 26, 2000 ($40.4375), less the exercise price, times the number of in-the-money options outstanding.


                         DEFINED BENEFIT RETIREMENT PLAN

FINAL AVERAGE EARNINGS    10 YEARS OF    15 YEARS OF    20 YEARS OF    25 YEARS OF     30 OR MORE YEARS
    (AS DEFINED)            SERVICE        SERVICE        SERVICE        SERVICE          OF SERVICE*
-------------------------------------------------------------------------------------------------------
    $  300,000             $ 50,000       $ 75,000       $100,000       $125,000         $  150,000
       500,000               83,333        125,000        166,666        208,333            250,000
       600,000              100,000        150,000        200,000        250,000            300,000
       700,000              116,666        175,000        233,333        291,666            350,000
       800,000              133,333        200,000        266,666        333,333            400,000
       900,000              150,000        225,000        300,000        375,000            450,000
     1,000,000              166,666        250,000        333,333        416,666            500,000
     1,100,000              183,333        275,000        366,666        458,333            550,000
     1,200,000              200,000        300,000        400,000        500,000            600,000
     1,300,000              216,666        325,000        433,333        541,666            650,000
     1,400,000              233,333        350,000        466,666        583,333            700,000
     1,500,000              250,000        375,000        500,000        625,000            750,000
     1,600,000              266,666        400,000        533,333        666,666            800,000
     1,700,000              283,333        425,000        566,666        708,333            850,000
     1,800,000              300,000        450,000        600,000        750,000            900,000
     1,900,000              316,666        475,000        633,333        791,666            950,000
     2,000,000              333,333        500,000        666,666        833,333          1,000,000
     2,100,000              350,000        525,000        700,000        875,000          1,050,000

----------------------
*No additional benefits accrue after 30 years of service.

The preceding table sets forth the pension benefits payable under the Company's tax-qualified Retirement Income Plan (the "RIP") and Supplemental Retirement Plan to the persons named in the Summary Compensation Table (see page 25), showing the estimated annual aggregate benefits payable at normal retirement (age 65) for various classifications of earnings and years of benefit service. Because federal law limits the benefits that may be paid from a tax-qualified retirement plan like the RIP, the Supplemental Retirement Plan provides for the payment of additional amounts to certain executive officers (including the officers named in the Summary Compensation Table) so that they will receive, in the aggregate, the benefits they would have been entitled to receive had federal law not imposed maximum limitations. This table is based on the maximum benefit under the RIP of 50 percent of Final Average Earnings for a participant with 30 years of benefit service, less 50 percent of the employee's projected Social Security benefit. Final Average Earnings is the average of the employee's five highest years' remuneration. Such remuneration generally equals the salary and bonus reported in the Summary Compensation Table plus the value of vested common stock granted under the EIP. The effects of integration with Social Security benefits have been excluded from the table, because the amount of the reduction in benefits due to integration varies depending on the participant's age at the time of retirement and changes in the Social Security laws.

The officers listed in the Summary Compensation Table are credited, respectively, with the following full years of benefit service under the RIP: S.
W. Sanger, 26 years; R. G. Viault, 4 years; S. R. Demeritt, 30 years; J. A. Lawrence, 1 year; and S. S. Marshall, 5 years.

In addition, the Company has agreed to provide supplemental retirement benefits to R. G. Viault to compensate for the difference, if any, between the pension benefit he would have received from his previous employer's retirement plan and the benefit he receives from the combination of his previous employer's plan and the Company's plans.

                         CHANGE OF CONTROL ARRANGEMENTS

The Company has agreements with some of its executive officers providing for guaranteed severance payments equal to three times the annual compensation of the officer (salary plus cash incentive award) and continuation of health and similar benefits for a three-year period if the officer is terminated within two years after a change of control. These agreements also provide for a cash payment of the amount necessary to insure that the foregoing payments are not subject to reduction due to the imposition of excise taxes payable under Code
Section 4999 or any similar tax.

The Company has two nominally funded trusts to provide for payments under its nonqualified deferred compensation plans, including the directors' compensation plan, the EIP, the management continuity agreements and the Supplemental Savings and Retirement Plans. Full funding is required in the event of a change of control.

                                  OTHER MATTERS

            SECTION 16(a): BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed with the SEC by General Mills directors and executive officers regarding their ownership of and transactions in General Mills equity securities, and written representations from those officers and directors, General Mills believes that each has filed timely and complete reports under Section 16(a) of the Securities Exchange Act of 1934 with two exceptions. Due to administrative error, a Form 4 filed by Stephen W. Sanger in October 1999 that reported his gift of 920 shares to his children failed to include his continuing indirect ownership of those shares in his end of period shareholdings. This oversight has been corrected in subsequent filings. In July 1998, there was an inadvertent failure to report on Form 5 a gift of 480 shares by Marc Belton to an unrelated charity. This transaction was subsequently reported on a Form 4 covering other transactions.

                              COSTS OF SOLICITATION

The Company will pay for preparation, printing and mailing this Proxy Statement. We have engaged Georgeson Shareholder Communications Inc. to help us solicit proxies from stockholders for a fee of $10,500 plus their out-of-pocket expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

                                  ANNUAL REPORT

The 2000 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended May 28, 2000, was mailed on or about August 14, 2000, to all stockholders entitled to vote at the annual meeting. If you have not received the annual report, please call 1-800-245-5703, and a copy will be sent to you.

                             YOUR VOTE IS IMPORTANT!

Please vote by phone, via the Internet or sign and promptly return your proxy card in the enclosed envelope.

                                    APPENDIX

                               GENERAL MILLS, INC.

                            EXECUTIVE INCENTIVE PLAN






                  AMENDED AND RESTATED AS OF SEPTEMBER 25, 2000

                 (This page has been left blank intentionally.)

                                                                        APPENDIX

                              AMENDED AND RESTATED

                               GENERAL MILLS, INC.

                            EXECUTIVE INCENTIVE PLAN

1.   PURPOSE OF THE PLAN

     The purpose of the General Mills, Inc., Executive Incentive Plan (the "Plan") is to provide financial rewards to key executives of General Mills, Inc. ("General Mills"), its subsidiaries and affiliates (defined as entities in which General Mills, Inc., has a significant equity or other interest) (collectively with General Mills, the "Company"), in recognition of their contributions to the success of the Company, and to align the interests of such executives with the interests of the stockholders of the Company.

2.   EFFECTIVE DATE

     This Plan, as amended and restated herein, shall become effective as of September 25, 2000, subject to the approval of the stockholders of General Mills at the Annual Meeting of Stockholders on that date. The Plan is a successor to and replaces the Executive Incentive Plan, amended and approved by stockholders on September 30, 1996. Definitions used in the Plan can be found in Section 16.

3.   ELIGIBLE PERSONS

     All officers of the Company shall be "Participants" eligible to receive Awards under the Plan.

4.   AWARD TYPE

     Under this Plan, the Committee may award Participants Cash Bonuses and Restricted Stock Units, each of which is referred to as an "Award."

5.   AWARDS OF CASH BONUSES AND RESTRICTED STOCK UNITS

     (a) Performance Goal. In order for any Participant to receive an Award for a Performance Period, the Net Earnings of the Company must be greater than zero.

     (b) Grants. At the end of the Performance Period, if the Committee certifies that the requirement of Section 5(a) has been met, each Participant shall be deemed to have earned Awards equal in value to the Maximum Amount, or such lesser amount as the Committee shall determine in its discretion to be appropriate. Such Awards shall consist of Cash Bonuses or Restricted Stock Units or a combination thereof, as determined by the Committee, subject to the limitation that Restricted Stock Units may not constitute more than 50 percent of each Participant's Award. The Committee, in its discretion, may require, as a condition to the grant of Restricted Stock Units, the purchase and deposit of Common Stock owned by the Participant receiving such grant and the forfeiture of such grant if such deposit is not made or maintained during a required holding period. Such shares of deposited Common Stock may not be otherwise sold or disposed of during the applicable holding period. For purpose of computing the value of Awards, each Restricted Stock Unit shall be deemed to have a value equivalent to the Fair Market Value of one share of Common Stock on the Restricted Stock Units Grant Date.

     (c) Delivery of Awards. As soon as practicable following the end of the Performance Period, the Company shall cause all Restricted Stock Units that are earned by a Participant to be credited to a Restricted Stock Units Account for the Participant's benefit and shall pay each Participant all Cash Bonuses earned by the Participant, except to the extent the Participant elects to defer receipt of such Cash Bonuses pursuant to the General Mills, Inc., Deferred Compensation Plan.

     (d) Maximum Amount. Notwithstanding any other provision of this Plan, in no event shall the total Awards value earned by any Participant for any one Performance Period exceed 0.5 percent of the Company's Net Earnings for that Performance Period (such amount, the "Maximum Amount").

     (e) Profit Sharing Resolution. All awards under this Plan shall be subject to General Mills' 1933 Shareholder Resolution on Profit Sharing, as amended.

6.   RESTRICTED STOCK UNITS

     (a) Vesting. Subject to the provisions of Sections 10 and 11, the Vesting Date for Restricted Stock Units shall be a date set forth in the applicable Restricted Stock Units Grant Agreement but not earlier than 180 days after the applicable Restricted Stock Units Grant Date. The period between the applicable Restricted Stock Units Grant Date and the Vesting Date is referred to as the "Restricted Period."

     (b) Redemption. As soon as reasonably practicable after the Vesting Date for a Restricted Stock Units Grant, General Mills shall issue to the Participant a number of shares of Common Stock equal to the number of Restricted Stock Units that vested on such Vesting Date, except to the extent the Participant has elected to defer receipt of the Common Stock pursuant to the General Mills, Inc., Deferred Compensation Plan.

     (c) Cash Dividend Equivalents. A Participant who is credited with Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participant. During the Restricted Period, however, the Company shall pay to the Participant, on a quarterly basis, an amount (the "Cash Dividend Equivalent") equal to the sum of all cash dividends declared by General Mills with record dates during the prior quarter with respect to that number of shares of Common Stock equivalent to the number of Restricted Stock Units credited to the Participant's Restricted Stock Units Account as of the applicable record date.

     (d) Restricted Stock Units Grant Agreement. Each Restricted Stock Units Grant shall be confirmed by, and be subject to, the terms of an applicable Restricted Stock Units Grant Agreement.

7.   COMMON STOCK

     (a) Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has occurred affecting the Common Stock such that an adjustment or adjustments to outstanding Restricted Stock Unit Grants is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant. For this purpose, a corporate transaction includes, but is not limited to, any noncash dividend or other noncash distribution (whether in the form of Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or any other similar corporate transaction. In the event of such a corporate transaction, the Committee may, in such manner as it deems equitable, adjust the number and kinds of shares represented by outstanding Restricted Stock Units.

     (b) Limits on Distribution. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan unless all of the following conditions have been fulfilled:

          (i) Listing or approval for listing upon notice of issuance, of such shares on The New York Stock Exchange; or such other securities exchange as may at the time be the principal market for the Common Stock, if applicable;

          (ii) Any registration or other qualification of such shares of General Mills under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (iii) Obtaining any other consent, approval or permit from any state, federal or foreign governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (c) Noncertificated Issuance of Shares. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.   TRANSFERABILITY OF GRANTS

     Except as otherwise provided by rules of the Committee, Restricted Stock Units and other rights of Participants under this Plan shall not be transferable by a Participant otherwise than by (i) the Participant's last will and testament or (ii) the applicable laws of descent and distribution.

9.   TAXES

     Whenever General Mills issues Common Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax- withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, upon the election of the Participant, the Company may withhold from the cash payments and shares to be delivered cash and shares, respectively, sufficient to satisfy all or a portion of such tax-withholding requirements.

10.  CHANGE OF CONTROL

     (a)  Upon a Change of Control:

          (i) All Restricted Stock Units shall immediately vest and be distributed to Participants, effective as of the date of the Change of Control and

          (ii) The Committee may make such additional adjustments and/or settlements of outstanding Grants for the Performance Period within which the Change of Control occurs as it deems appropriate and consistent with the Plan's purposes.

     (b) "Change of Control" means the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of General Mills where such acquisition causes such Person to own 20 percent or more of the combined voting power of the then outstanding voting securities of General Mills entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (w) any acquisition directly from General Mills, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by General Mills or any corporation controlled by General Mills or (z) any acquisition by any corporation pursuant to a transaction that complies with clauses
                (x), (y) and (z) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 20 percent as a result of a transaction described in clause (w) or (x) above, and such Person subsequently acquires beneficial ownership of additional voting securities of General Mills, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20 percent or more of the Outstanding Voting Securities; or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of General Mills, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) The approval by the shareholders of General Mills of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of General Mills ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns General Mills or all or substantially all of the assets of General Mills either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (y) no Person (excluding any employee benefit plan, or related trust, of General Mills or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the stockholders of General Mills of a complete liquidation or dissolution of General Mills.

11.  TERMINATION OF EMPLOYMENT

     The following rules regarding the effect of a Participant's termination of employment on his or her Restricted Stock Units shall apply unless otherwise determined by the Committee.

     (a) If the Participant's employment by the Company is terminated by either:

          (i)   the voluntary resignation of the Participant or

          (ii) a Company discharge due to Participant's illegal activities, poor work performance, misconduct or violation of the Company's policies or practices,

          the Participant's Restricted Stock Units, which are unvested on the date of termination, shall be forfeited.

     (b) If the Participant's employment by the Company is terminated for any reason other than specified in Section 11(a), (c), (d) or (e), the following rules shall apply:

          (i) In the event that, at the time of such termination, the sum of Participant's age and service with the Company equals or exceeds 70, the Participant's Restricted Stock Units shall continue to vest according to the schedule established at the time of grant, unless otherwise provided in the Restricted Stock Agreement.

          (ii) In the event that, at the time of termination, the sum of Participant's age and service with the Company is less than 70, Restricted Stock Units shall vest in a pro-rata amount based on full months of employment completed during the Restricted Period from the date of grant to termination, and the Participant's remaining Restricted Stock Units shall be forfeited; except if the Participant is an executive officer of the Company, all Restricted Stock Units shall fully vest as of the date of termination.

     (c) Death. A Participant who dies during the Restricted Period for any Restricted Stock Units shall vest in a proportionate number of such Restricted Stock Units, effective as of the date of death. Such proportionate vesting shall be prorata, based on the number of full months of employment completed during the Restricted Period prior to the date of death, as a percentage of the applicable Restricted Period.

     (d) Retirement. The Committee shall determine, at the time of a Restricted Stock Units Grant, the treatment of the Restricted Stock Units upon the retirement of the Participant during the Restricted Period for such Restricted Stock Units. Unless other terms are specified in the original Grant or the Restricted Stock Units Grant Agreement, if the termination of employment is due to a Participant's retirement on or after age 55, the Participant shall fully vest in all Restricted Stock Units effective as of the date of retirement.

     (e) Spin-offs. If the termination of employment during the Restricted Period for any Restricted Stock Units is due to the cessation, transfer or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of such Restricted Stock Units.

12.  ADMINISTRATION OF THE PLAN

     (a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 12, subject to the following:

          (i) Subject to the provisions of the Plan, the Committee shall have the authority and discretion to select from among the eligible Company employees those persons who shall receive Grants, to determine the time or times of receipt, to determine the types of Grants and the Target Amounts covered by the grants, to establish the terms, conditions, restrictions and other provisions of such Grants, and (subject to the restrictions imposed by Section 13) to cancel or suspend Grants. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

          (ii) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

          (iii) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (iv) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding.

     (b) Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

13.  AMENDMENTS OF THE PLAN

     The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board, where required, the Committee may at any time terminate, amend or suspend the operation of the Plan, provided that no action shall be taken by the Board or the Committee without the approval of the stockholders of General Mills, which would amend the Maximum Amount, set forth in Section 5(d), that may be granted to any single Participant. No termination, modification, suspension or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Grant without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.

14.  FOREIGN JURISDICTIONS

     The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Grants under the Plan.

15.  NOTICE

     All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

     General Mills, Inc.
     Number One General Mills Boulevard
     Minneapolis, Minnesota 55426
     Attention: Corporate Compensation

16.  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "AWARD" is defined in Section 4.

     "BOARD" means the Board of Directors of General Mills.

     "BUSINESS COMBINATION" is defined in Section 10(b)(iii).

     "CASH DIVIDENT EQUIVALENTS" is defined in Section 6(c).

     "CHANGE OF CONTROL" is defined in Section 10(b).

     "COMMITTEE" means the Compensation Committee of the Board, or such other committee as the Board may from time to time select, provided that the Committee must at all times be composed of two or more members of the Board, each of whom qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     "CASH BONUSES" means cash payments to Participants under this Plan.

     "COMMOM STOCK" means the common stock, par value $0.10 per share, of General Mills.

     "COMPANY" is defined in Section 1.

     "FAIR MARKET VALUE" of a share of Common Stock as of any given date means except as otherwise determined by the Committee, the mean of the highest and lowest reported sales prices during regular trading hours on that date (or, if there are no such reported sales on that date, on the last date prior to such date on which there were such sales) of the Common Stock on The New York Stock Exchange.

     "GENERAL MILLS" is defined in Section 1.

     "GRANT" means a grant to an eligible employee of the opportunity to earn Awards under this Plan for any Performance Period pursuant to Section 5(b).

     "INCUMBENT BOARD" is defined in Section 10(b)(ii).

     "MAXIMUM AMOUNT" is defined in Section 5(d).

     "NET EARNINGS" means the Company's earnings from continuing operations before unusual items and after taxes.

     "OUTSTANDING VOTING SECURITIES" is defined in Section 10(b)(i).

     "PARTICIPANT" is defined in Section 3.

     "PERFORMANCE PERIOD" means a fiscal year of the Company, or such other period as the Committee may from time to time establish.

     "PERSON" is defined in Section 10(b)(i).

     "PLAN" is defined in Section 1.

     "RESTRICTED PERIOD" is defined in Section 6(a).

     "RESTRICTED STOCK UNIT" is defined in Section 5(b).

     "RESTRICTED STOCK UNITS ACCOUNT" means an account established pursuant to
     Section 5(c).

     "RESTRICTED STOCK UNITS GRANT" means the crediting of Restricted Stock Units to a Restricted Stock Units Account, pursuant to Section 5(b).

     "RESTRICTED STOCK UNITS GRANT AGREEMENT" is defined in Section 6(d).

     "RESTRICTED STOCK UNITS GRANT DATE" is the first business day after the end of the applicable Performance Period.

     "VESTING DATE" means the date on which Restricted Stock Units vest, pursuant to sections 6, 10, and 11.

Effective September 25, 2000

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT










                               GENERAL MILLS, INC.

                                     [LOGO]

                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 25, 2000
                       11:00 A.M. (CENTRAL DAYLIGHT TIME)

                         THE CHILDREN'S THEATRE COMPANY
                             2400 THIRD AVENUE SOUTH
                                 MINNEAPOLIS, MN






--------------------------------------------------------------------------------


                               GENERAL MILLS, INC.


[LOGO]     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS     PROXY
                                                                           2000


I appoint Stephen W. Sanger, James A. Lawrence and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 25, 2000 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.








             (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                         -----------------------
                                                          COMPANY #
                                                          CONTROL #
                                                         -----------------------

                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

                                  VOTE BY PHONE
                                 1-800-240-6326

     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

                                VOTE VIA INTERNET
                           http://www.eproxy.com/gis/

     Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, to create an electronic ballot.

                                  VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone or Internet voting is noon EDT, Sunday, September 24, 2000.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
--------------------------------------------------------------------------------

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

1.  ELECTION OF   01 Stephen R. Demeritt    02 Livio D. DeSimone        [ ] FOR all listed     [ ] WITHHOLD
    DIRECTORS:    03 William T. Esrey       04 Raymond V. Gilmartin         nominees               AUTHORITY
                  05 Judith R. Hope         06 Robert L. Johnson                                   to vote for all listed
                  07 Heidi G. Miller        08 Stephen W. Sanger                                   nominees
                  09 A. Michael Spence      10 Dorothy A. Terrell
                  11 Raymond G. Viault



                        [ARROW] PLEASE FOLD HERE [ARROW]


                                                                        ________________________________________________
(Instructions: To withhold authority to vote for any individual        |                                                |
nominee, write the number(s) in the box provided to the right.)        |________________________________________________|

2.  APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.        [ ] For          [ ] Against        [ ] Abstain

3.  APPROVAL OF GENERAL MILLS, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED
    AND RESTATED.                                                       [ ] For          [ ] Against        [ ] Abstain

THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5.

4.  STOCKHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED ORGANISMS.     [ ] For          [ ] Against        [ ] Abstain

5.  STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKPLACE LABOR STANDARDS.   [ ] For          [ ] Against        [ ] Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEMS
4 AND 5.

Address Change? Mark Box [ ]
Indicate changes below:                                                     Dated ______________________________________

                                                                        ________________________________________________
                                                                       |                                                |
                                                                       |                                                |
                                                                       |________________________________________________|
                                                                       Signature(s) of Stockholder(s) in Box

                                                                       PLEASE SIGN exactly as name appears at left. Joint
                                                                       owners should each sign. Executors, administrators,
                                                                       trustees, etc. should so indicate when signing. If
                                                                       signer is a corporation, please sign full name by
                                                                       duly authorized officer.

[LOGO]

                              GENERAL MILLS, INC.


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS        PROXY
                                                                      2000




I appoint Stephen W. Sanger, James A. Lawrence and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 25, 2000 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.















            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

            THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.


 1. ELECTION OF     01 Stephen R. Demeritt   02 Livio D. DeSimone          [ ] FOR all listed        [ ] WITHHOLD
    DIRECTORS:      03 William T. Esrey      04 Raymond V. Gilmartin           nominees                  AUTHORITY
                    05 Judith R. Hope        06 Robert L. Johnson                                        to vote for all listed
                    07 Heidi G. Miller       08 Stephen W. Sanger                                        nominees
                    09 A. Michael Spence     10 Dorothy A. Terrell
                    11 Raymond G. Viault

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)
                                                      -------------------------
                                                      |                        |
                                                      -------------------------


 2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.           [ ]For   [ ] Against   [ ] Abstain


 3. APPROVAL OF GENERAL MILLS, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED   [ ]For   [ ] Against   [ ] Abstain
    AND RESTATED.

    THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5.

 4. STOCKHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED ORGANISMS.        [ ]For   [ ] Against   [ ] Abstain

 5. STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKPLACE LABOR STANDARDS.      [ ]For   [ ] Against   [ ] Abstain


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEMS 4 AND 5.


                                                 Dated _________________________


                                                _______________________________

                                                _______________________________

                                                Signature(s) of Stockholder(s)

                                                PLEASE SIGN exactly as name
                                                appears at left. Joint owners
                                                should each sign. Executors,
                                                administrators, trustees, etc.
                                                should so indicate when signing.
                                                If signer is a corporation,
                                                please sign full name by duly
                                                authorized officer.

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC VOTING

Please enter and submit the 3 digit company number and the 7 digit control number from the top of the card you received by mail along with the Proxy Statement.


company number (3 digits):

/------------------------/

control number (7 digits):

/------------------------/


    Submit



------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

The control number or the company number that you entered was not recognized. Please refer to your card and try again.

Return to the login page.
------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC PROXY

Your identification number was recognized. Your name, address, and the number of shares you owned as of the record date on the records of Wells Fargo Shareowner Services, General Mills, Inc.'s transfer agent, appear below. If you own shares in street name or through a broker, they will not appear in this listing.



------------------------------ ------------------------- -----------------------
        Stockholder                 Source of Shares         Number of Shares
------------------------------ ------------------------- -----------------------
Test Person                                         COM                   8,000
Somewhere Nice
Anywhere, Anystate 11111                             RS                  22.222

                                                    VIP                  33.333

------------------------------ ------------------------- -----------------------


The following online proxy card allows you to electronically authorize the voting of these shares. Your vote will not be authorized until you have clicked the SUBMIT PROXY button. Voting is explained in the General Mills Proxy Statement which you received by mail.

                           CONTINUE TO THE PROXY CARD.


------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

The following online proxy card allows you to electronically authorize the voting of your shares. Your vote will not be authorized until you have clicked the SUBMIT PROXY button. The items to be voted are explained in the Proxy Statement which you received by mail.

                               GENERAL MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           Monday, September 25, 2000
                       11:00 a.m. (Central Daylight time)

                         The Children's Theatre Company
                             2400 Third Avenue South
                                 Minneapolis, MN


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


I appoint Stephen W. Sanger, James A. Lawrence and Raymond G. Viault, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on September 25, 2000 at Minneapolis, Minnesota, and at any adjournment thereof, in accordance with the instructions below on this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.


If you click on the "Submit Proxy" button without direction on any matter, the proxy will be voted "FOR" Items 1, 2 and 3 and "Against" Items 4 and 5.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

1. Election of directors:

/ / FOR all nominees (except those marked below).
/ / WITHHOLD authority to vote for all nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee's name below.)

/ / Stephen R. Demeritt
/ / Livio D. DeSimone
/ / William T. Esrey
/ / Raymond V. Gilmartin
/ / Judith R. Hope
/ / Robert L. Johnson
/ / Heidi G. Miller
/ / Stephen W. Sanger
/ / A. Michael Spence
/ / Dorothy A. Terrell
/ / Raymond G. Viault


2. APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

/ / FOR
/ / AGAINST
/ / ABSTAIN

3. APPROVAL OF GENERAL MILLS, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED.

/ / FOR
/ / AGAINST
/ / ABSTAIN

THE DIRECTORS RECOMMEND A VOTE "AGAINST" ITEMS 4 AND 5.

4. STOCKHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED ORGANISMS.

/ / FOR
/ / AGAINST
/ / ABSTAIN

5. STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKPLACE LABOR STANDARDS.

/ / FOR
/ / AGAINST
/ / ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEMS 4 AND 5.

If you are a joint owner of the shares being voted, by clicking the SUBMIT PROXY button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the SUBMIT PROXY button, you attest that you have the authority to authorize this proxy.



TO AUTHORIZE YOUR VOTE, CLICK THE "SUBMIT PROXY" BUTTON.


Submit Proxy



------------------------------------------------------
ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

If you encounter difficulties in voting electronically, please complete the card you received with the Proxy Statement and mail it in the envelope provided to you.

[LOGO] General Mills

GENERAL MILLS, INC.'S ELECTRONIC PROXY

The submission of your electronic proxy is now complete, and is summarized below.

ON ITEM 1 "ELECTION OF DIRECTORS" YOUR VOTE WAS:

FOR all nominees.

ON ITEM 2 "APPROVAL OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS." YOUR VOTE WAS:

FOR.

ON ITEM 3 "APPROVAL OF GENERAL MILLS, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED." YOUR VOTE WAS:

FOR.

ON ITEM 4 "STOCKHOLDER PROPOSAL CONCERNING GENETICALLY MODIFIED ORGANISMS." YOUR VOTE WAS:

AGAINST.

ON ITEM 5 "STOCKHOLDER PROPOSAL CONCERNING GLOBAL WORKPLACE LABOR STANDARDS." YOUR VOTE WAS:

AGAINST.


If this IS NOT how you intended to vote, please use the back function of your browser to return to the card and correct your vote.
If this IS how you intended to vote, your vote has been recorded and there is no need to return your paper proxy card.

Thank you for your attention.


Sincerely,

General Mills, Inc.

ADDITIONAL INFORMATION ABOUT GENERAL MILLS, INC. IS AVAILABLE AT OUR CORPORATE PAGE.

                               PHONE VOTING SCRIPT
                              PROPOSAL BY PROPOSAL

--------------------------- ----------------------------------------------------
SPEECH 1 Welcome. Please enter your three digit company number located in the box in the upper right hand corner of the proxy card.

                            IF NOT ENTERING AFTER THREE PROMPTS,
                            I'm sorry. You are experiencing problems. Please
                            call again later or sign your proxy card and return
                            it in the postage-paid envelope.
--------------------------- ----------------------------------------------------
SPEECH 2                    Please enter your seven digit NUMERIC Control Number
                            that is located in the box, directly under your
                            company number.
--------------------------- ----------------------------------------------------
SPEECH 2A                   IF INCORRECT CONTROL NUMBER HAS BEEN ENTERED,

                            I'm sorry. That was an incorrect control number. Please reenter the seven digit numeric control number now.

                            IF INCORRECTLY ENTERED THREE TIMES,
                            I'm sorry. The control numbers you entered were invalid. Please call again later or sign your proxy card and return it in the postage-paid envelope.

                            IF NOT ENTERING AFTER THREE PROMPTS,
                            I'm sorry. You are experiencing problems. Please call again later or sign your proxy card and return it in the postage-paid envelope.

                            WHEN CORRECTLY ENTERED, SYSTEM GOES TO SPEECH 3.
--------------------------- ----------------------------------------------------
SPEECH 3 To vote as the NAME OF COMPANY Board recommends on ALL proposals - Press 1 now. To vote on each proposal separately, Press 0 now.

                            IF 1 IS PRESSED, SYSTEM GOES TO CLOSING A. IF 0 IS
                            PRESSED, SYSTEM GOES TO SPEECH 4.
--------------------------- ----------------------------------------------------
SPEECH 4                    Proposal 1:

                            To vote for ALL Nominees, Press 1; to Withhold from all Nominees, Press 9; To withhold from an individual nominee, Press 0.
                            Make your selection now.

                            IF 1 IS PRESSED, SYSTEM GOES TO SPEECH 6. IF 9 IS PRESSED, SYSTEM GOES TO SPEECH 6. IF 0 IS PRESSED, SYSTEM GOES TO SPEECH 5.

--------------------------- ----------------------------------------------------
SPEECH 5 Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

                            Press 1 to withhold from another Nominee or Press 0 if you have completed voting on Directors.

                            SUBSET: IF 1 - REPEAT SUBSET - "ENTER THE TWO....."
                                    IF 0 - GO TO PROPOSAL 2, SPEECH 6.
--------------------------- ----------------------------------------------------
SPEECH 6                    Proposal 2:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.

--------------------------- ----------------------------------------------------
SPEECH 7                    Proposal 3:
                            To vote FOR, Press 1; AGAINST, Press 9; Abstain, Press 0.

--------------------------- ----------------------------------------------------
System                      AND SO FORTH FOR EACH PROPOSAL - AFTER COMPLETION -
                            GO TO CLOSING B
--------------------------- ----------------------------------------------------
CLOSING A                   You have voted as the Board recommended. If this is
                            correct, Press 1; if incorrect, Press 0.

                            IF 1 IS PRESSED, GO TO SPEECH 8. IF 0 IS PRESSED, GO
                            TO SPEECH 9.
--------------------------- ----------------------------------------------------
CLOSING B                   Your votes have been cast as follows:
                            Proposal 1 - For All - Withhold All - Withhold
                            Nominee number___
                            Proposal 2 - For, Against, Abstain

                            AND SO ON.

                            If this is correct, Press 1; if incorrect, Press 0.

                            IF 1 IS PRESSED, GO TO SPEECH 9. IF 0 IS PRESSED, GO
                            TO SPEECH 8.
--------------------------- ----------------------------------------------------
SPEECH 8                    Your votes have been canceled. Please call again, or
                            mark, sign, date and return your proxy card in the
                            envelope provided. Good bye.
--------------------------- ----------------------------------------------------
SPEECH 9                    Thank you for voting.
--------------------------- ----------------------------------------------------

GENERAL MILLS, INC.  o  EXECUTIVE OFFICES

                   Number One General Mills Boulevard  o  Minneapolis, Minnesota

                                                         ELIZABETH L. WITTENBERG
                                                       Assistant General Counsel
                                                             Assistant Secretary
                                                      Telephone:  (763) 764-2167
                                                      Facsimile:  (763) 764-5011

August 18, 2000




Dear Stockholder:

      On January 31, 1997, General Mills purchased the branded cereal and snack food businesses of Ralcorp Holdings, Inc. and you, as a Ralcorp shareholder, became entitled to receive General Mills common stock in exchange for your old Ralcorp stock.

Our records show that you have not yet exchanged your Ralcorp shares (these are the green certificates) for General Mills shares. Until that exchange is made, we cannot pay General Mills dividends to you. Since the Ralcorp acquisition, we have paid $6.735 in dividends per General Mills share. Your dividends are being held for you and will be paid at the time you exchange your shares.

We encourage you to exchange your Ralcorp shares. If no exchange is made, we will be required by law to turn over a portion of the shares and related dividends to the states of last known address as unclaimed property on November 1, 2000 and each year thereafter. If you have questions about how to exchange your shares or have lost your letter of transmittal, please call Wells Fargo Shareowner Services (formerly Norwest) at 1-800-380-1372. We look forward to serving your needs as a General Mills stockholder.

                              Very truly yours,


                              /s/ Elizabeth Wittenberg
                              Elizabeth Wittenberg


          Mailing Address: P.O. Box 1113, Minneapolis, Minnesota 55440